UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2011

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 7, 2011, Epiq Systems, Inc. (“Epiq” or “the Company”) held its Annual Meeting of Shareholders.  The shareholders considered and voted on five proposals submitted for shareholder vote, each of which is described in detail in the Company’s 2011 Proxy Statement.  There were 35,402,613 shares of Common Stock entitled to vote at the meeting, and a total of 34,451,653 shares, or 97.3%, were represented at the meeting.  The following is a brief description of the matters voted on at the Annual Meeting of Shareholders and the final results of such voting:

Proposal 1. Election of Directors

The nominees for election to the board of directors were elected, each for a one-year term, based upon the following votes:

	For	Withheld	Abstain	Broker Non-Votes

Tom W. Olofson	30,589,797	534,373	—	3,327,483
Christopher E. Olofson	30,804,647	319,523	—	3,327,483
W. Bryan Satterlee	28,363,250	2,760,920	—	3,327,483
Edward M. Connolly, Jr.	27,579,631	3,544,539	—	3,327,483
James A. Byrnes	28,423,496	2,700,674	—	3,327,483
Joel Pelofsky	28,418,646	2,705,524	—	3,327,483
Terry C. Matlack	30,814,283	309,887	—	3,327,483

Proposal 2.  Ratification of Independent Registered Public Accounting Firm

The board of directors’ proposal to ratify the appointment of Deloitte & Touche LLP as Epiq’s independent registered public accounting firm for the year ending December 31, 2011 was approved based on the following votes:

Votes for	34,296,728
Votes against	151,189
Abstentions	3,736

Proposal 3.  Re-approval of Performance Goals Under 2004 Equity Incentive Plan

The board of directors’ proposal to re-approve the material terms of the performance criteria under the Company’s 2004 Equity Incentive Plan to help ensure that annual incentive award payments do not fail to be deductible under IRS Code Section 162(m) was approved based on the following votes:

Votes for	27,216,887
Votes against	3,905,856
Abstentions	1,427
Broker non-votes	3,327,483

Proposal 4.  Advisory (Non-Binding) Vote Approving the Compensation of our Named Executive Officers

The board of directors’ proposal for shareholders to approve, on an advisory basis (non-binding), the compensation of Epiq’s named executive officers was approved based on the following votes:

Votes for	26,322,774
Votes against	4,768,208
Abstentions	33,188
Broker non-votes	3,327,483

Proposal 5.  Advisory (Non-Binding) Vote Determining the Frequency of Advisory Votes on the Compensation of our Named Executive Officers

The board of directors’ proposal for shareholders to vote, on an advisory (non-binding) basis, on whether future advisory votes on the compensation of Epiq’s named executive officers should occur every 3 years, 2 years, 1 year, or to abstain from such voting, received the following votes:

3 Years	12,158,435
2 Years	52,623
1 Year	18,865,205
Abstentions	47,907
Broker non-votes	3,327,483

The shareholders recommended that an advisory (non-binding) vote on the compensation of the Company’s named executive officers occur once every year.  In accordance with the voting results for this proposal, the Company will include an advisory stockholder vote on the compensation of the Company’s named executive officers in its proxy materials every year until the next required advisory vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers. The Company is required to provide shareholders the opportunity to cast a non-binding advisory vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers at least once every six calendar years.

Item 7.01  Other Events.

On June 7, 2011 Epiq’s board of directors declared a cash dividend of $0.035 per share payable on August 18, 2011 to shareholders of record at the close of business on July 28, 2011.

The press release announcing the board of director’s declaration of a cash dividend is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)  The following item is furnished as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release, dated June 8, 2011, announcing the declaration of a cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: June 8, 2011

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated June 8, 2011, announcing the declaration of a cash dividend.